Exhibit 31.3

CERTIFICATIONS

I, David Dickson, certify that:

1.    I have reviewed this annual report on Form 10-K/A of McDermott International, Inc. for the year ended December 31, 2019; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David Dickson
April 24, 2020	David Dickson
President and Chief Executive Officer